UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NAVITAS INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3806547
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Dublin Circle, Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-130697 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

NONE	NONE

     Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants
(Title of Class)

Common Stock, par value $0.0001 per share
(Title of Class)

Warrants, exercisable for Common Stock at an exercise price of $5.00 per share
(Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The securities to be registered hereby are the units, common stock and warrants of Navitas International Corporation (the “Company”). The description of the units, common stock and warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-130697), filed with the Securities and Exchange Commission on December 27, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
ITEM 2.      EXHIBITS.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Navitas International Corporation
By:	/s/ Parag G. Mehta
Parag G. Mehta
President, Chief Executive Officer and Director (principal executive officer)

Date: May 10, 2006